Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF ALL OUTSTANDING
$250,000,000 8 1/2% SENIOR NOTES DUE 2012
AND
$375,000,000 9 7/8% SENIOR SUBORDINATED NOTES DUE 2014
IN EXCHANGE FOR
NEW $250,000,000 8 1/2% SENIOR NOTES DUE 2012
AND
NEW $375,000,000 9 7/8% SENIOR SUBORDINATED NOTES DUE 2014
OF
GRAHAM PACKAGING COMPANY, L.P.
AND
GPC CAPITAL CORP. I

  REGISTERED HOLDERS OF OUTSTANDING 8 1/2% SENIOR NOTES DUE 2012 AND 9 7/8% SENIOR SUBORDINATED NOTES DUE 2014 THAT WERE EACH ISSUED ON OCTOBER 7, 2004 (THE "OUTSTANDING NOTES") WHO WISH TO TENDER THEIR OUTSTANDING NOTES IN EXCHANGE FOR A LIKE PRINCIPAL AMOUNT OF NEW 8 1/2% SENIOR NOTES DUE 2012 AND NEW 9 7/8% SENIOR SUBORDINATED NOTES DUE 2014 (THE "EXCHANGE NOTES") AND WHOSE OUTSTANDING NOTES ARE NOT IMMEDIATELY AVAILABLE OR WHO CANNOT DELIVER THEIR OUTSTANDING NOTES AND LETTER OF TRANSMITTAL (AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL) TO THE BANK OF NEW YORK (THE "EXCHANGE AGENT") PRIOR TO THE EXPIRATION DATE, MAY USE THIS NOTICE OF GUARANTEED DELIVERY OR ONE SUBSTANTIALLY EQUIVALENT HERETO. THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND OR SENT BY FACSIMILE TRANSMISSION (RECEIPT CONFIRMED BY TELEPHONE AND AN ORIGINAL DELIVERED BY GUARANTEED OVERNIGHT COURIER) OR MAIL TO THE EXCHANGE AGENT. SEE "THE EXCHANGE OFFER PROCEDURES FOR TENDERING" IN THE PROSPECTUS.

The Exchange Agent for the Exchange Offer is:
The Bank of New York

By Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: William Buckley	By Facsimile: The Bank of New York Attention: William Buckley (212) 298-1915 Confirm Receipt of Facsimile by telephone (212) 815-5788	By Hand or Overnight Delivery: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street— Lobby Window New York, NY 10286 Attention: William Buckley

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated    , 2005 of Graham Packaging Company, L.P. and GPC Capital Corp. I (the "Prospectus"), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Outstanding Notes (Please print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder
Signature(s):
Name(s) (Please Print):
Address:
Telephone Number:
Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:
Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration date (as defined in the Letter of Transmittal).

Name of Firm:	(authorized signature)
Address:	(zip code)
Title:
Name:	(please type or print)
Area Code and Telephone No.:
Date:

NOTE:    DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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